SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Source Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Toronto Street Suite 234 Toronto, Ontario	M5C 2B5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-153881

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-153881) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
3.3	Certificate of Amendment (2)
3.4	Certificate of Change (2)
3.5	Extension of Option Agreement (8)
3.6	Resolution Increasing Management Compensation Agreement (8)
5.1	Opinion of David Jennings, Esq., with consent to use (1)
10.1	Property Option Agreement between IRC and Barry Price (1)
10.2	Corporate Management Services Agreement between Harry Bygdnes and Ibex Resources Corp. (1)
10.3	Mineral Property Option Agreement, dated October 26, 2009 (3)
10.4	Purchase Agreement Between the Source Gold Corp., and John Sadowski, President, North Star Prospecting Inc., dated May 4, 2010 (4)
10.5	Purchase Agreement Between the Source Gold., and Lauren Notar dated July 30, 2010 (5)
10.6	Purchase Agreement Between the Source Gold., and Vulture Gold LLC dated August 7, 2010 (6)
10.7	Purchase Agreement re Southern Beardmore Claims (7)
10.8	Mineral Property Option Agreement with Thunder Bay Minerals, Inc. (7)
10.9	Minerals Claims Purchase Agreement with Lauren Notar (7)
10.10	Purchase Agreement re Vulture Claims (7)
10.11	Corporate Management Services Agreement with Lauren Notar (7)
10.12	Property Option Agreement (9)
10.13	Promissory Note dated March 19, 2012 (9)
10.14	Promissory Note dated February 18, 2013 (9)
99.1	Geological Report of Mitchell Geological Services Inc., Consulting Geologists (1)
99.2	Joint Venture Agreement (3)

(1) Filed with the Securities and Exchange Commission on the Company’s Registration Statement on October 7, 2008.

(2) Filed with the Securities and Exchange Commission on the Company’s Annual Report on Form 10-K on October 19, 2009.

(3) Filed with the Securities and Exchange Commission on the Company’s Periodic Report on Form 8-K on October 28, 2009.

(4) Filed with the Securities and Exchange Commission on the Company’s Periodic Report on Form 8-K on May 10, 2010.

(5) Filed with the Securities and Exchange Commission on the Company’s Periodic Report on Form 8-K on August 4, 2010.

(6) Filed with the Securities and Exchange Commission on the Company’s Periodic Report on Form 8-K on August 11, 2010.

(7) Filed with the Securities and Exchange Commission on the Company’s Annual Report on Form 10-K on November 15, 2010.

(8) Filed with the Securities and Exchange Commission on the Company’s Annual Report on Form 10-K on November 15, 2011.

(9) Filed with the Securities and Exchange Commission on the Company’s Quarterly Report on Form 10-Q on June 14, 2012.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: October __, 2012

Source Gold Corp.

By:       /s/ Lauren Notar
             Lauren Notar

Title:    Chief Executive Officer

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